EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82369) of S1 Corporation of our report dated June 6, 2003 relating to the financial statements of the S1 Corporation 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Atlanta, GA
June 30, 2003

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